EXHIBIT 99.1

Oil States Announces Third Quarter 2020 Results of Operations

HOUSTON, Oct. 29, 2020 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE: OIS) reported a net loss of $20.0 million, or $0.33 per share, for the third quarter of 2020, on revenues of $134.8 million. Consolidated EBITDA (Note A) was $0.1 million. The reported third quarter 2020 net loss included the following more significant charges and gains:

  Non-cash write-down of inventory totaling $5.9 million ($4.7 million after-tax, or $0.08 per share)
  Non-cash gains on extinguishment of convertible senior notes of $5.9 million ($4.7 million after-tax, or $0.08 per share)

Third quarter 2020 highlights and corporate actions included:

  Generated $87.0 million in cash flow from operations
  Reduced net debt (defined as total debt less cash) by $91.9 million, including the repayment of $52.0 million of revolver borrowings and the purchase of $17.2 million principal amount of the convertible senior notes at an average discount to par value of 45%

Oil States' President and Chief Executive Officer, Cindy B. Taylor, stated,

"Our third quarter results were generally in line with our internal forecasts and the limited guidance that we were able to provide but the mix was different. Our Offshore/Manufactured Products segment results were below our previous guidance due to delays in customer activity and timing of orders. Our third quarter bookings improved sequentially to $70 million, including two notable project awards exceeding $10 million each, yielding a book-to-bill ratio for the third quarter of 0.9x. Backlog totaled $227 million as of September 30, 2020, a sequential decline of 3%. Reflecting some improvement in U.S. land activity in the latter part of the quarter, revenues in our Well Site Services and Downhole Technologies segments increased 3% and 25% sequentially, despite numerous storm disruptions in the U.S. Gulf of Mexico, which hampered our offshore Completion Services activity.

"We generated $87 million in cash flow from operations during the third quarter and reduced our net debt by $92 million, demonstrating our continued emphasis on reducing costs and implementing strict capital discipline in this challenging operating environment while continuing to support our customers with strong technology offerings and safe operations. Since December 31, 2019, we have generated $131 million in cash flow from operations and have reduced our net debt by $130 million."

BUSINESS SEGMENT RESULTS

(See Segment Data tables)

Offshore/Manufactured Products

Offshore/Manufactured Products reported revenues of $78.7 million and Segment EBITDA (Note B) of $9.4 million in the third quarter of 2020, compared to revenues of $94.9 million and Segment EBITDA of $15.0 million reported in the second quarter of 2020. Revenues decreased 17% sequentially, due primarily to a reduction in the segment's connector product sales. Segment EBITDA margin in the third quarter of 2020 was 12% compared to 16% in the second quarter of 2020.

Backlog totaled $227 million at September 30, 2020, a decrease of 3% sequentially and 23% year-over-year. During the third quarter, the segment received two notable project awards exceeding $10 million each. Third quarter 2020 bookings of $70 million were up sequentially, yielding a book-to-bill ratio of 0.9x in the period.

Well Site Services

Well Site Services reported revenues of $37.4 million and a Segment EBITDA loss of $0.3 million in the third quarter of 2020, compared to revenues of $36.3 million and a Segment EBITDA loss of $5.4 million reported in the second quarter of 2020. Included in the third quarter 2020 results for the Completion Services business were $1.2 million of expenses associated with prior-year insurance claims and a bad debt provision on a receivable from a customer claiming bankruptcy protection. During the second quarter of 2020, the Completion Services business recorded a non-cash fixed asset impairment charge of $3.0 million, severance and downsizing charges of $3.5 million and a $0.7 million bad debt provision on a receivable from a customer claiming bankruptcy protection.

Downhole Technologies

Downhole Technologies reported revenues of $18.7 million and a Segment EBITDA loss of $1.0 million in the third quarter of 2020, compared to revenues of $15.0 million and a Segment EBITDA loss of $5.5 million reported in the second quarter of 2020. During the third quarter of 2020, the Downhole Technologies segment recorded a non-cash inventory impairment charge of $5.9 million. In the second quarter of 2020, the segment recorded a $1.5 million bad debt provision on a receivable from a customer claiming bankruptcy protection and $1.3 million of expenses associated with workforce reductions and facility closures.

Interest Expense, Net

The Company reported net interest expense of $3.5 million in the third quarter of 2020, including $1.9 million of non-cash amortization of debt discount and deferred financing costs.

Other Income, Net

During the third quarter of 2020, the Company recognized non-cash gains of $5.9 million in connection with the purchases of $17.2 million principal amount of its 1.50% convertible senior notes (due February 2023) at a significant discount to the carrying value of the recorded liability. In the second quarter of 2020, the Company recognized non-cash gains of $4.8 million in connection with the purchases of $12.0 million principal amount of the convertible senior notes.

Income Taxes

The Company recognized an effective tax rate benefit of 27.8% in the third quarter of 2020, which compared to an effective tax rate benefit of 21.9% in the second quarter of 2020. The Company received $41.3 million in the third quarter of 2020 related to its 2018 and 2019 net operating loss carryback claims afforded under the CARES Act.

Financial Condition

As of September 30, 2020, $19.0 million was outstanding under the Company's revolving credit facility, compared to $71.0 million outstanding as of June 30, 2020. Cash on-hand totaled $79.7 million as of September 30, 2020, compared to $53.8 million as of June 30, 2020. The total amount available to be drawn under the revolving credit facility was $83.8 million as of October 1, 2020.

During the third quarter of 2020, the Company purchased $17.2 million principal amount of its outstanding 1.50% convertible senior notes for $9.5 million in cash. Since September 2019, the Company has purchased $42.6 million principal amount of its convertible senior notes for $26.8 million in cash.

The Company's total debt represented 20% of combined total debt and stockholders' equity as of September 30, 2020, compared to 25% as of June 30, 2020.

Conference Call Information

The call is scheduled for October 30, 2020 at 10:00 a.m. Central Time, is being webcast and can be accessed from the Company's website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (888) 771-4371 in the United States or by dialing +1 (847) 585-4405 internationally and using the passcode 49966262. A replay of the conference call will be available one and a half hours after the completion of the call and can be accessed from the Company's website at www.ir.oilstatesintl.com.

About Oil States

Oil States International, Inc. is a global products and services company predominantly serving the drilling, completion, subsea, production and infrastructure sectors of the oil and gas industry. The Company’s manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and natural gas. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol "OIS".

For more information on the Company, please visit Oil States International's website at www.oilstatesintl.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply of and demand for oil and natural gas, fluctuations in the prices thereof, the cyclical nature of the oil and natural gas industry, the impact of the COVID-19 pandemic on our Company and our customers and the other risks associated with the general nature of the energy service industry discussed in the "Business" and "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2019, Periodic Reports on Form 8-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenues:
Products	$72,598	$82,643	$122,067	$258,221	$363,360
Services	62,161	63,602	141,630	242,477	415,633
	134,759	146,245	263,697	500,698	778,993

Costs and expenses:
Product costs	66,789	68,088	90,796	224,623	275,353
Service costs	53,822	59,995	110,294	221,673	333,727
Cost of revenues (exclusive of depreciation and amortization expense presented below)(1)	120,611	128,083	201,090	446,296	609,080
Selling, general and administrative expense	21,389	23,992	31,935	71,505	93,527
Depreciation and amortization expense	24,251	24,646	31,366	75,306	94,800
Impairments of goodwill	—	—	—	406,056	—
Impairments of fixed assets	—	2,992	33,697	8,190	33,697
Other operating expense (income), net	(652)	(134)	519	(679)	34
	165,599	179,579	298,607	1,006,674	831,138
Operating loss	(30,840)	(33,334)	(34,910)	(505,976)	(52,145)

Interest expense, net	(3,549)	(4,179)	(4,352)	(11,232)	(13,721)
Other income, net(2)	6,744	5,994	1,190	13,512	2,866
Loss before income taxes	(27,645)	(31,519)	(38,072)	(503,696)	(63,000)
Income tax benefit	7,676	6,893	6,204	54,060	6,744
Net loss	$(19,969)	$(24,626)	$(31,868)	$(449,636)	$(56,256)

Net loss per share:
Basic	$(0.33)	$(0.41)	$(0.54)	$(7.52)	$(0.95)
Diluted	$(0.33)	$(0.41)	$(0.54)	$(7.52)	$(0.95)

Weighted average number of common shares outstanding:
Basic	59,871	59,839	59,423	59,788	59,362
Diluted	59,871	59,839	59,423	59,788	59,362

(1)	Cost of revenues (exclusive of depreciation and amortization expense) included a non-cash inventory impairment charge of $5.9 million (in product costs) recognized in the third quarter of 2020. For the first nine months of 2020, cost of revenues (exclusive of depreciation and amortization expense) included non-cash inventory impairment charges of $31.2 million ($17.9 million in product costs and $13.3 million in service costs).

(2)	Other income, net included non-cash gains of $5.9 million recognized in connection with the purchases of $17.2 million principal amount of the 1.50% convertible senior notes in the third quarter of 2020. For the nine months ended September 30, 2020, other income, net included non-cash gains totaling $10.7 million recognized in connection with the purchases of $34.9 million principal amount of the 1.50% convertible senior notes.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$79,701	$8,493
Accounts receivable, net	158,184	233,487
Inventories, net	180,497	221,342
Prepaid expenses and other current assets	14,921	20,107
Total current assets	433,303	483,429

Property, plant, and equipment, net	390,962	459,724
Operating lease assets, net	36,902	43,616
Goodwill, net	76,051	482,306
Other intangible assets, net	211,804	230,091
Other noncurrent assets	31,764	28,701
Total assets	$1,180,786	$1,727,867

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$25,620	$25,617
Accounts payable	36,666	78,368
Accrued liabilities	49,755	48,840
Current operating lease liabilities	7,942	8,311
Income taxes payable	3,501	4,174
Deferred revenue	48,851	17,761
Total current liabilities	172,335	183,071

Long-term debt	163,526	222,552
Long-term operating lease liabilities	30,459	35,777
Deferred income taxes	26,643	38,079
Other noncurrent liabilities	23,485	24,421
Total liabilities	416,448	503,900

Stockholders' equity:
Common stock	733	726
Additional paid-in capital	1,119,860	1,114,521
Retained earnings	348,074	797,710
Accumulated other comprehensive loss	(80,410)	(67,746)
Treasury stock	(623,919)	(621,244)
Total stockholders' equity	764,338	1,223,967
Total liabilities and stockholders' equity	$1,180,786	$1,727,867

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(449,636)	$(56,256)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	75,306	94,800
Impairments of goodwill	406,056	—
Impairments of inventories	31,151	—
Impairments of fixed assets	8,190	33,697
Stock-based compensation expense	5,346	12,822
Amortization of debt discount and deferred financing costs	5,937	5,903
Deferred income tax benefit	(16,915)	(11,935)
Gains on extinguishment of 1.50% convertible senior notes	(10,721)	—
Gains on disposals of assets	(2,088)	(2,310)
Other, net	3,732	1,216
Changes in operating assets and liabilities:
Accounts receivable	67,371	24,993
Inventories	9,174	(6,867)
Accounts payable and accrued liabilities	(39,594)	3,143
Income taxes payable	248	1,948
Deferred revenue	31,114	11,793
Other operating assets and liabilities, net	6,471	2,947
Net cash flows provided by operating activities	131,142	115,894

Cash flows from investing activities:
Capital expenditures	(11,277)	(45,832)
Proceeds from disposition of property, plant and equipment	8,984	3,619
Other, net	(444)	(1,534)
Net cash flows used in investing activities	(2,737)	(43,747)

Cash flows from financing activities:
Revolving credit facility borrowings	72,173	175,306
Revolving credit facility repayments	(105,104)	(246,450)
Purchases of 1.50% convertible senior notes	(20,078)	(858)
Other debt and finance lease repayments, net	(337)	(434)
Payment of financing costs	(962)	(18)
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(2,675)	(3,698)
Purchases of treasury stock	—	(757)
Net cash flows used in financing activities	(56,983)	(76,909)

Effect of exchange rate changes on cash and cash equivalents	(214)	101
Net change in cash and cash equivalents	71,208	(4,661)
Cash and cash equivalents, beginning of period	8,493	19,316
Cash and cash equivalents, end of period	$79,701	$14,655

Cash paid (received) for:
Interest	$5,716	$8,378
Income taxes, net	(37,393)	(2,522)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2020(2)	June 30, 2020(3)	September 30, 2019(4)	September 30, 2020(5)	September 30, 2019(6)
Revenues:
Well Site Services:
Completion Services	$34,893	$36,175	$103,966	$153,994	$307,928
Drilling Services	2,479	169	12,034	7,179	32,430
Total Well Site Services	37,372	36,344	116,000	161,173	340,358
Downhole Technologies	18,713	14,965	42,882	74,743	143,912
Offshore/Manufactured Products(1):
Project-driven products	41,004	51,365	39,474	129,157	105,236
Short-cycle products	7,864	11,452	34,698	41,334	101,722
Other products and services	29,806	32,119	30,643	94,291	87,765
Total Offshore/Manufactured Products	78,674	94,936	104,815	264,782	294,723
Total revenues	$134,759	$146,245	$263,697	$500,698	$778,993

Operating income (loss):
Well Site Services:
Completion Services	$(14,330)	$(22,475)	$1,719	$(176,408)	$(2,282)
Drilling Services	458	(445)	(36,495)	(5,338)	(43,655)
Total Well Site Services	(13,872)	(22,920)	(34,776)	(181,746)	(45,937)
Downhole Technologies	(12,594)	(11,110)	659	(216,395)	3,251
Offshore/Manufactured Products	3,875	9,419	11,139	(82,202)	26,207
Corporate	(8,249)	(8,723)	(11,932)	(25,633)	(35,666)
Total operating loss	$(30,840)	$(33,334)	$(34,910)	$(505,976)	$(52,145)

(1)	Disaggregated revenue data is provided to supplement the Segment Data.

(2)	Operating income (loss) for three months ended September 30, 2020 included a non-cash inventory impairment charge of $5.9 million related to the Downhole Technologies segment. In the Offshore/Manufactured Products segment, operating income (loss) included $0.3 million of severance charges.

(3)	Operating income (loss) for the three months ended June 30, 2020 included a non-cash fixed asset impairment charge of $3.0 million and severance and downsizing charges of $3.5 million related to the Completion Services business. In the Downhole Technologies segment, operating income (loss) included $1.3 million of severance and downsizing charges. In the Offshore/Manufactured Products segment, operating income (loss) included $0.3 million of severance charges.

(4)	Operating income (loss) for the three months ended September 30, 2019 included severance and downsizing charges of $0.3 million related to the Completion Services business and $0.4 million related to the Offshore/Manufactured Products segment and a non-cash fixed asset impairment charge of $33.7 million related to the Drilling Services business.

(5)	Operating income (loss) for the nine months ended September 30, 2020 included a non-cash goodwill impairment charge of $127.1 million, a non-cash inventory impairment charge of $9.0 million and severance and downsizing charges of $3.9 million related to the Completion Services business. In the Drilling Services business, operating income (loss) included a non-cash fixed asset impairment charge of $5.2 million and $0.2 million of severance and downsizing charges. In the Downhole Technologies segment, operating income (loss) included a non-cash goodwill impairment charge of $192.5 million, a non-cash inventory impairment charge of $5.9 million and $1.3 million of severance and downsizing charges. In the Offshore/Manufactured Products segment, operating income (loss) included a non-cash goodwill impairment charge of $86.5 million, non-cash inventory charges of $16.2 million and $0.7 million of severance charges.

(6)	Operating income (loss) for the nine months ended September 30, 2019 included severance and downsizing charges of $1.3 million related to the Completions Services business and $1.7 million related to the Offshore/Manufactured Products segment and a non-cash fixed asset impairment charge of $33.7 million related to the Drilling Services business.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
SEGMENT EBITDA (B)
(In Thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Well Site Services:
Completion Services:
Operating income (loss)	$(14,330)	$(22,475)	$1,719	$(176,408)	$(2,282)
Depreciation and amortization expense	12,914	13,352	17,024	41,032	51,558
Impairment of goodwill	—	—	—	127,054	—
Impairment of inventories	—	—	—	8,981	—
Impairment of fixed assets	—	2,992	—	2,992	—
Other income	638	1,115	1,082	2,428	2,472
EBITDA	$(778)	$(5,016)	$19,825	$6,079	$51,748

Drilling Services:
Operating income (loss)	$458	$(445)	$(36,495)	$(5,338)	$(43,655)
Depreciation and amortization expense	16	16	3,164	302	9,729
Impairment of fixed assets	—	—	33,697	5,198	33,697
Other income	—	—	50	—	197
EBITDA	$474	$(429)	$416	$162	$(32)

Total Well Site Services:
Operating loss	$(13,872)	$(22,920)	$(34,776)	$(181,746)	$(45,937)
Depreciation and amortization expense	12,930	13,368	20,188	41,334	61,287
Impairment of goodwill	—	—	—	127,054	—
Impairment of inventories	—	—	—	8,981	—
Impairments of fixed assets	—	2,992	33,697	8,190	33,697
Other income	638	1,115	1,132	2,428	2,669
Segment EBITDA	$(304)	$(5,445)	$20,241	$6,241	$51,716

Downhole Technologies:
Operating income (loss)	$(12,594)	$(11,110)	$659	$(216,395)	$3,251
Depreciation and amortization expense	5,701	5,619	5,309	16,904	15,631
Impairment of goodwill	—	—	—	192,502	—
Impairment of inventories	5,921	—	—	5,921	—
Other income (expense)	(7)	(13)	(2)	(97)	12
Segment EBITDA	$(979)	$(5,504)	$5,966	$(1,165)	$18,894

Offshore/Manufactured Products:
Operating income (loss)	$3,875	$9,419	$11,139	$(82,202)	$26,207
Depreciation and amortization expense	5,401	5,476	5,680	16,505	17,240
Impairment of goodwill	—	—	—	86,500	—
Impairment of inventories	—	—	—	16,249	—
Other income	171	113	60	460	185
Segment EBITDA	$9,447	$15,008	$16,879	$37,512	$43,632

Corporate:
Operating loss	$(8,249)	$(8,723)	$(11,932)	$(25,633)	$(35,666)
Depreciation and amortization expense	219	183	189	563	642
EBITDA	$(8,030)	$(8,540)	$(11,743)	$(25,070)	$(35,024)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In Thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019

Net loss	$(19,969)	$(24,626)	$(31,868)	$(449,636)	$(56,256)
Income tax benefit	(7,676)	(6,893)	(6,204)	(54,060)	(6,744)
Depreciation and amortization expense	24,251	24,646	31,366	75,306	94,800
Impairments of goodwill	—	—	—	406,056	—
Impairments of inventories	5,921	—	—	31,151	—
Impairments of fixed assets	—	2,992	33,697	8,190	33,697
Interest expense, net	3,549	4,179	4,352	11,232	13,721
Gains on extinguishment of 1.50% convertible senior notes	(5,942)	(4,779)	—	(10,721)	—
Consolidated EBITDA (A)	$134	$(4,481)	$31,343	$17,518	$79,218

(A)	The term Consolidated EBITDA consists of net loss plus net interest expense, taxes, depreciation and amortization expense, and adjustments for certain other items such as non-cash asset impairment charges and gains on extinguishment of 1.50% convertible senior notes. Consolidated EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net loss or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, Consolidated EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Consolidated EBITDA as a supplemental disclosure because its management believes that Consolidated EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth a reconciliation of Consolidated EBITDA to net loss, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

(B)	The terms EBITDA and Segment EBITDA consist of operating income (loss) plus depreciation and amortization expense, and adjustments for certain other items such as non-cash asset impairment charges. EBITDA and Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA and Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA and Segment EBITDA as a supplemental disclosure because its management believes that EBITDA and Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA and Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The tables above set forth reconciliations of EBITDA and Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

Company Contact:

Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

SOURCE: Oil States International, Inc.